Exhibit 10.9

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this “Second Amendment”) is made and effective as of the  6th  day of March, 2002 (the “Effective Date”) by and between Catellus Development Corporation, a Delaware corporation (“Landlord”), and ViewSonic Corporation, a Delaware corporation (“Tenant”), as follows:

A.                                   Landlord and Tenant entered into that certain Build to Suit Industrial Lease and Addendum to Lease dated as of June 25, 1996 (collectively, the “Original Lease”), which Original Lease has been modified by that certain First Amendment to Lease dated as of December 18, 1998 (the “First Amendment”), by and between Landlord and Tenant (the Original Lease, as so amended, is referred to herein as the “Lease”).  Tenant’s lease of the “Additional Space” pursuant to the First Amendment has terminated and, accordingly, pursuant to the Lease, Tenant currently leases from Landlord the “Premises” under the Original Lease commonly known as 381 Brea Canyon Road, City of Industry, California (the “Premises”).

B.                                     Landlord and Tenant desire to amend the terms and conditions of the Lease as provided herein.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.                                       Incorporation; Defined Terms.  The Lease, including all exhibits and schedules attached thereto, is incorporated into this Second Amendment by this reference.  All capitalized terms used and not otherwise defined in this Second Amendment, but defined in the Lease, shall have the meanings set forth in the Lease.

2.                                       Amendment to Lease.  The Lease is hereby amended to acknowledge the extension of the Term of the Lease by the first Extension Term as a result of Tenant’s exercise of its option to so extend the Term by the first Extension Term pursuant to Section 20 of the Original Lease.  Pursuant to such Section 20, the first Extension Term shall be for a period of sixty (60) months, commencing upon July 1, 2002.  The terms and conditions of the Lease shall continue in effect during the first Extension Term as provided in such Section 20, except that Base Rent shall be increased as of the commencement of the first Extension Term on July 1, 2002 in accordance with the provisions of Section 20.2 of the Original Lease.  Tenant shall have the option to further extend the Term of the Lease by the second Extension Term, subject to the terms and conditions set forth in Section 20 of the Original Lease.

3.                                       Miscellaneous.

(a)                                  Conflict.  In the event of a conflict or discrepancy between the Lease and this Second Amendment, the provisions of this Second Amendment shall control.

(b)                                 Successor and Assigns.  This Second Amendment shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

(c)                                  Entire Agreement.  This Second Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof.  The Lease and this Second Amendment shall not be further amended or modified except by a written instrument signed by both parties.  This Second Amendment is the joint work product of both parties and shall not be construed more favorably for, or more strictly against, either party on the grounds that such party participated more or less fully in the preparation of this Second Amendment.

(d)                                 No Modification.  Except as expressly amended hereby, the Lease remains unmodified and in full force and effect and is incorporated in this Second Amendment as if fully set forth herein.

(e)                                  Counterparts.  This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Second Amendment.

(f)                                    Authority.  Each individual executing this Second Amendment on behalf of Tenant represents that he or she is duly authorized to execute and deliver this Second Amendment on behalf of Tenant and that this Second Amendment is binding on Tenant.

(g)                                 Attorneys’ Fees.  The provisions in the Lease respecting payment of attorneys’ fees shall also apply to this Second Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the Effective Date.

LANDLORD:			TENANT:

Catellus Development Corporation,			ViewSonic Corporation,
a Delaware corporation			a Delaware corporation

By:	Catellus Commercial Development		By:	/s/ James A. Morlan
Corporation, a Delaware corporation,
	its agent		Print Name:	James A. Morlan

	By:	/s/ Keith Anderson	Its:	Chief Financial Officer

	Print Name:	Keith Anderson	By:	/s/ Robert J. Ranucci

	Its:	Vice President	Print Name:	Robert J. Ranucci

			Its:	General Counsel